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EXHIBIT 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement (Form S-8 No. 333-            ) pertaining to the Smurfit-Stone Container Corporation 2004 Long Term Incentive Plan for the registration of 12,500,000 shares of Smurfit-Stone Container Corporation's common stock of our report dated January 27, 2004 with respect to the consolidated financial statements and schedule of Smurfit-Stone Container Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
St. Louis, Missouri July 19, 2004

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Consent of Independent Auditors